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                                                                   EXHIBIT 5.1
                            DEMPSEY & JOHNSON, P.C.
                       1925 CENTURY PARK EAST, SUITE 2350
                       LOS ANGELES, CALIFORNIA 90067-2724

                           TELEPHONE:  (310) 551-2300
                           FACSIMILE: (310) 556-2021

Of Counsel:  MICHAEL A. CROSS                   Direct Dial No. (310) 551-2345
                                March 6, 1996

The Producers Entertainment Group Ltd.
9150 Wilshire Boulevard
Suite 205
Beverly Hills, California 90212

                 Re:      REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

                 We have acted as counsel to The Producers Entertainment Group Ltd., a Delaware corporation (the "Company"), with respect to certain matters relating to the registration statement on Form S-3 (the "Registration Statement"), and amendments thereto, filed with the Securities and Exchange Commission for the purpose of registering for sale under the Securities Act of 1933, as amended, 125,000 shares of Company Common Stock to be owned by one Joe Cayre.

                 Based on our review of the Restated Certificate of Incorporation of the Company, the By-Laws of the Company, the minutes of meetings of the Board of Directors and of the stockholders of the Company and written consents in lieu of such meetings, the stock ledger of the Company and such other documents and records as we have deemed necessary and appropriate, we are of the opinion that the Common Stock has been duly authorized and validly issued and is fully paid and nonassessable.

                 We consent to the filing of this opinion as an exhibit to the Registration Statement including the amendments thereto and to the reference to us under the caption "Legal Matters" in the prospectus which is part of the Registration Statement.

                                           Very truly yours,

                                      /s/  DEMPSEY, & JOHNSON

                                           DEMPSEY, & JOHNSON, P.C.
MDD/srs